Exhibit 99.1

Investor Relations
(212) 479-3150

NEW RESIDENTIAL ANNOUNCES FIRST QUARTER 2016 RESULTS

NEW YORK - (BUSINESS WIRE) - May 4, 2016 - New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the quarter ended March 31, 2016:

FIRST QUARTER FINANCIAL HIGHLIGHTS:
▪	Core Earnings of $112.4 million, or $0.49 per diluted share*
▪	GAAP Net Income of $111.7 million, or $0.48 per diluted share
▪	Common dividend of $106.0 million, or $0.46 per share

	Q1 2016	Q4 2015
Non-GAAP Results:
Core Earnings per Diluted Share*	$0.49	$0.52
Core Earnings*	$112.4 million	$120.4 million

Summary Operating Results:
GAAP Net Income per Diluted Share	$0.48	$0.45
GAAP Net Income	$111.7 million	$103.0 million

NRZ Common Dividend:
Common Dividend per Share	$0.46	$0.46
Common Dividend	$106.0 million	$106.0 million

*Core Earnings is a non-GAAP measure. For a reconciliation of Core Earnings to GAAP Net Income, please refer to the Reconciliation of Core Earnings below.

First Quarter 2016 & Subsequent Highlights:

w	Consumer Loans - In April 2013, NRZ invested approximately $241 million to purchase a 30% interest in the SpringCastle Joint Venture’s (the “SpringCastle JV”) $3.9 billion UPB consumer loan portfolio. In March 2016, to further enhance future investment returns, NRZ invested an additional $56 million to increase its interest in the SpringCastle JV, from 30% to ~54%, by purchasing half of the interests owned by OneMain Holdings, Inc.

As a result of the purchase, the fair value of SpringCastle JV’s assets and liabilities are reflected on the Company’s consolidated balance sheet as of March 31, 2016. Due to the consolidation, New Residential’s initial 30% interest was written up to fair value, resulting in the Company recognizing a GAAP gain of approximately $71 million during the quarter.

w	Non-Agency Securities & Call Rights - In the first quarter of 2016, New Residential continued to execute its deal collapse strategy by exercising clean-up call rights on 13 seasoned, Non-Agency deals totaling $171 million UPB. In addition, the Company completed its sixth Non-Agency called loan securitization, totaling $261 million, in March 2016.

w	Excess MSRs - During the quarter, New Residential continued to make notable progress in becoming a fully eligible MSR owner. Currently, the Company is eligible to own MSRs across 46 U.S. states, up from 38 states in fourth quarter 2015, with remaining state and agency approvals currently expected during second half of 2016.(1) In addition, as part of the Company’s overall effort to diversify funding, the Company obtained $225 million of financing secured by its Agency Excess MSRs in April 2016.

w	Servicer Advances - During the quarter, New Residential continued to improve advance financing by reallocating financing capacity, increasing advance rates, extending maturities and lowering cost of funds. In particular, the Company increased its overall servicer advance LTV from 91% in fourth quarter 2015 to 94% and extended the maturity date on $1.1 billion of its servicer advance financing facility.

(1)	As of May 3, 2016. Eligibility obtained as of the date of this press release relates to Non-Agency MSRs only.

ADDITIONAL INFORMATION
For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com.  For consolidated investment portfolio information, please refer to the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL
New Residential’s management will host a conference call on Wednesday, May 4, 2016 at 8:00 A.M. Eastern Time.  A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-706-634-0623 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential First Quarter 2016 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Wednesday, May 18, 2016 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “97845833.”

Condensed Consolidated Statements of Income
($ in thousands, except share and per share data)

	Three Months Ended
	March 31, 2016	December 31, 2015
	(unaudited)	(unaudited)

Interest income	$190,036	$200,181
Interest expense	81,228	80,605
Net Interest Income	108,808	119,576

Impairment
Other-than-temporary impairment (OTTI) on securities	3,254	2,494
Valuation and loss provision on loans and real estate owned	6,745	16,188
	9,999	18,682

Net interest income after impairment	98,809	100,894

Other Income
Change in fair value of investments in excess mortgage servicing rights	7,926	38,917
Change in fair value of investments in excess mortgage servicing rights, equity method investees	3,022	14,717
Change in fair value of investments in servicer advances	(31,224)	(55,646)
Gain on consumer loans investment	9,943	10,612
Gain on remeasurement of consumer loans investment	71,250	-
Gain (loss) on settlement of investments, net	(14,500)	(16,766)
Other income (loss), net	(14,495)	18,075
	31,922	9,909

Operating Expenses
General and administrative expenses	12,081	12,500
Management fee to affiliate	10,008	10,118
Incentive compensation to affiliate	1,196	8,122
Loan servicing expense	1,731	(3,041)
	25,016	27,699

Income Before Income Taxes	105,715	83,104
Income tax expense (benefit)	(10,223)	(15,948)
Net Income	$115,938	$99,052
Noncontrolling Interests in Income (Loss) of Consolidated Subsidiaries	$4,202	$(3,928)
Net Income Attributable to Common Stockholders	$111,736	$102,980

Net Income Per Share of Common Stock
Basic	$0.48	$0.45
Diluted	$0.48	$0.45

Weighted Average Number of Shares of Common Stock Outstanding
Basic	230,471,202	230,459,000
Diluted	230,538,712	230,698,961

Dividends Declared per Share of Common Stock	$0.46	$0.46

Condensed Consolidated Balance Sheets
($ in thousands)

	March 31, 2016	December 31, 2015
Assets	(unaudited)
Investments in:
Excess mortgage servicing rights, at fair value	$1,547,004	$1,581,517
Excess mortgage servicing rights, equity method investees, at fair value	209,901	217,221
Servicer advances, at fair value	7,001,004	7,426,794
Real estate securities, available-for-sale	3,441,790	2,501,881
Residential mortgage loans, held-for-investment	324,734	330,178
Residential mortgage loans, held-for-sale	633,160	776,681
Real estate owned	56,402	50,574
Consumer loans, held-for-investment	1,970,565	-
Cash and cash equivalents	258,622	249,936
Restricted cash	170,364	94,702
Trades receivable	1,509,016	1,538,481
Deferred tax asset, net	196,189	185,311
Other assets	253,026	239,446
	$17,571,777	$15,192,722

Liabilities and Equity

Liabilities
Repurchase agreements	$3,973,512	$4,043,054
Notes and bonds payable	8,870,851	7,249,568
Trades payable	1,431,003	725,672
Due to affiliates	5,847	23,785
Dividends payable	106,017	106,017
Accrued expenses and other liabilities	105,551	58,046
	14,492,781	12,206,142

Commitments and Contingencies

Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 230,471,202 and 230,471,202 issued and outstanding at March 31, 2016 and December 31, 2015, respectively	2,304	2,304
Additional paid-in capital	2,640,893	2,640,893
Retained earnings	154,519	148,800
Accumulated other comprehensive income	(12,912)	3,936
Total New Residential stockholders' equity	2,784,804	2,795,933
Noncontrolling interests in equity of consolidated subsidiaries	294,192	190,647
Total Equity	3,078,996	2,986,580
	$17,571,777	$15,192,722

Reconciliation of Core Earnings
($ in thousands)
(unaudited)
	Three Months Ended
	March 31, 2016	December 31, 2015
Net income attributable to common stockholders	$111,736	$102,980
Impairment	9,999	18,682
Other Income Adjustments:
Other Income
Change in fair value of investments in excess mortgage servicing rights	(7,926)	(38,917)
Change in fair value of investments in excess mortgage servicing rights, equity method investees	(3,022)	(14,717)
Change in fair value of investments in servicer advances	31,224	55,646
Gain on consumer loans investment	(9,943)	(10,612)
Gain on remeasurement of consumer loans investment	(71,250)	-
(Gain) loss on settlement of investments, net	14,500	16,766
Unrealized (gain) loss on derivative instruments	22,303	(16,541)
(Gain) loss on transfer of loans to REO	(2,483)	(990)
Unrealized (gain) loss on other ABS	(268)	(1,953)
Gain on Excess MSR recapture agreements	(732)	(5,245)
Fee earned on deal termination	-	-
Other (income) loss	1,528	7,357
Other Income attributable to non-controlling interests	(992)	(11,018)
Total Other Income Adjustments	(27,061)	(20,224)

Incentive compensation to affiliate	1,196	8,122
Non-capitalized transaction-related expenses	5,970	2,899
Deferred taxes	(10,681)	(12,517)
Interest income on residential mortgage loans, held-for-sale	1,912	2,074
Limit on RMBS discount accretion related to called deals	(2,649)	(9,129)
Core earnings of equity method investees:
Excess mortgage servicing rights	4,029	9,236
Consumer loans	17,906	18,310
Core Earnings	$112,357	$120,433

CORE EARNINGS

New Residential has four primary variables that impact the Company’s operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes and (iv) the Company’s realized and unrealized gains or losses, including any impairment and deferred tax, on the Company’s investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusting the earnings from the consumer loans investment to a level yield basis. It is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are only a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s Manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

While incentive compensation paid to the Company’s Manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, the Company may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

In the fourth quarter of 2014, the Company modified its definition of core earnings to include accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believe that it is appropriate to record a yield thereon. This modification had no impact on core earnings in 2014 or any prior period. In the second quarter of 2015, the Company modified its definition of core earnings to exclude all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. This modification was applied prospectively due to only immaterial impacts in prior periods. In the fourth quarter of 2015, the Company modified its definition of core earnings to limit accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral. The Company made the modification in order to be able to accrete to the lower of par or the value of the underlying collateral, in instances where the value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised. This modification had no impact on core earnings in prior periods.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current performance using the same measure that management uses to operate the business.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations. The Gain on Remeasurement of Consumer Loans Investment was treated as an unrealized gain for the purposes of calculating incentive compensation and was therefore excluded from such calculation.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC (NYSE: FIG), a global investment management firm.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the Company’s ability to enhance future returns with its increased interest in the SpringCastle JV and the ability to obtain and timing for obtaining state and agency approvals for MSR licensing. The Company may not be able to receive remaining approvals during 2016 or at all. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained.  Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release.  For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.newresi.com).  In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  Such forward-looking statements speak only as of the date of this press release.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Source: New Residential Investment Corp.

Investor Relations, 212-479-3150